Defenders Multi-Strategy Hedge Fund, LLC

EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

Defenders Multi-Strategy Hedge Fund, LLC

(formerly named BNY/Ivy Multi-Strategy Hedge Fund LLC)

Tendered Pursuant to the Offer to Purchase

Dated November 10, 2009

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT , AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 9, 2009 UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

The Bank of New York Mellon

101 Barclay Street, 20W

New York, NY 10286

Attn: Global Fund Services

For additional information:

Phone: (877) 470-9122

Fax: (212) 815-5515

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Defenders Multi-Strategy Hedge Fund, LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Defenders Multi-Strategy Hedge Fund, LLC (formerly named BNY/Ivy Multi-Strategy Hedge Fund LLC) (the “Company”), or the tender of a portion of such interest, for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ___________________.

This tender was in the amount of:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value $__________

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of the interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

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Defenders Multi-Strategy Hedge Fund, LLC

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory

Date:

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